UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 25, 2009

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 25, 2009 the Board of Directors of Nautilus, Inc., a Washington corporation (the “Company”), committed to a plan to divest itself of all of the assets, liabilities and ongoing operations of its commercial business. The assets of the Company’s commercial business include a manufacturing facility and three warehouses in Virginia, the StairMaster cardio brand and related stepper and StepMill lines, the commercial indoor cycling line, and commercial strength and cardio equipment including the Nautilus ONE strength line. Liabilities of the commercial business include normal trade payables and accrued expenses, such as warranty obligations. The Company took this action to improve margins, utilize capital more efficiently, and focus its organization on the branded consumer fitness business. The Company expects to present the commercial business as a discontinued operation beginning with its financial statements for the quarter ended September 30, 2009.

The Company is unable at this time to provide a good faith estimate of the costs associated with the actions described above, or the time for completion of the plan. The Company will file an amended report on Form 8-K under this Item 2.05 at such time as such determination is made.

The Company issued a press release on September 29, 2009 regarding the plan to divest the commercial business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Nautilus, Inc. Press Release dated September 29, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

September 29, 2009	By:	/S/ KENNETH L. FISH
(Date)		Kenneth L. Fish
Chief Financial Officer